Exhibit 99.1

FOR RELEASE: CONTACT:	New Hartford, NY, September 19, 2014 Christopher R. Byrnes (315) 738-0600 ext. 6226 cbyrnes@partech.com, www.partech.com

PAR TECHNOLOGY CORPORATION ANNOUNCES
ACQUISITION OF BRINK SOFTWARE

ACQUISITION WILL ENHANCE PAR’S CLOUD SOFTWARE OFFERINGS AND RECURRING REVENUE STREAMS

New Hartford, NY—September 19, 2014—PAR Technology Corporation (NYSE:PAR), a prominent provider of integrated technology solutions to the hospitality industry, announced today that it has acquired Brink Software, Inc., a fast emerging provider of cloud based point of sale (POS) software for restaurants. The acquisition creates the hospitality technology industry’s leading solutions provider with the ability to develop, deploy and service cloud technology solutions for quick-serve, fast casual and casual dining restaurants.

The combination of PAR and Brink brings together two highly complementary companies, each a recognized leader and innovator in hospitality technology for restaurant operators. The addition of Brink to the PAR software portfolio complements our PixelPoint software and enables PAR to expand our market reach and continue to focus and invest in solutions for the restaurant market.

Based in San Diego, CA, Brink has operated with a commitment to the development of state-of-the-art restaurant management software and has maintained the original mission of the company: delivering quality technology products and services, while maintaining a high regard for the best interest of both its customers and employees. Brink is distinguished by its cloud based POS software with integrated features that include loyalty at its core, mobile online ordering, kitchen video system, guest surveys, enterprise reporting, mobile dashboard, and much more. Brink’s offerings will now be backed by PAR’s hardware, services, worldwide infrastructure and resources. Brink has been a strategic partner of PAR’s since 2011 and the combination of the two companies is a natural extension of this partnership and their integrated product offerings.

“This acquisition is a great match for PAR Technology. We have been focused on expanding our reach into new hospitality markets for PAR with new product offerings that allow us to leverage our existing infrastructure and enhance our recurring revenue streams,” said Ronald J. Casciano, PAR’s CEO & President. “Brink has a great reputation as an innovator and this acquisition will allow PAR to diversify and strengthen our position in the hospitality markets. We look forward to continuing to support Brink customers and to facilitate Brink’s growth through resources now available to them as a result of the acquisition. The combination of PAR and Brink is an ideal synergistic pairing that will combine the technological and personnel strengths of both companies.”

“In acquiring Brink, PAR dramatically accelerates our strategy to deliver compelling true cloud software to the quick-serve and fast casual segments and provides a greater technology choice for restaurants,” commented Karen E. Sammon, President of PAR’s Restaurant Technology Business, ParTech, Inc. “Our united companies are dedicated to serving our customers and delivering innovation and disruptive technology to hospitality markets. PAR’s strong history of delivering technology products combined with Brink’s accomplished development team ideally positions us to deliver end-to-end technology and service solutions to the restaurant and retail industries we serve.”

Paul Rubin, Co-Founder and Chief Executive Officer of Brink Software, Inc. commented, “We are excited to become part of a very successful organization, and even more so to be able to offer our customers the benefits of PAR’s integrated solutions and services, their industry experience and financial strength. This acquisition will certainly enable much faster deployment of our products and services across our targeted markets. We have experienced significant growth over the past few years and being part of the PAR family will propel our growth faster and more efficiently. The hospitality technology industry is at an exciting time with interest in cloud products and services. We are clearly at the forefront of this technology.”

Certain Company information in this release or statements made by its spokespersons from time to time may contain forward-looking statements. Any statements in this document that do and not describe historical facts are forward-looking statements. Forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including without limitation, delays in new product introduction, risks in technology development and commercialization, risks in product development and market acceptance of and demand for the Company’s products, risks of downturns in economic conditions generally, and in the quick service sector of the restaurant market specifically, risks of intellectual property rights associated with competition and competitive pricing pressures, risks associated with foreign sales and high customer concentration, and other risks detailed in the Company’s filings with the Securities and Exchange Commission.

About PAR Technology Corporation
PAR Technology Corporation's stock is traded on the New York Stock Exchange under the symbol PAR. PAR’s Hospitality segment has been a leading provider of restaurant and retail technology for more than 30 years. PAR offers technology solutions for the full spectrum of restaurant operations, from large chain and independent table service restaurants to international quick service chains. PAR’s Hospitality business also provides hotel management systems with a complete suite of powerful tools for guest management, recreation management, and timeshare/condo management. In addition, PAR offers the spa industry a leading management application specifically designed to support the unique needs of the resort spa and day spa markets, a rapidly growing hospitality segment. Products from PAR also can be found in retailers, cinemas, cruise lines, stadiums and food service companies. PAR’s Government Business is a leader in providing computer-based system design, engineering and technical services to the Department of Defense and various federal agencies. Visit www.partech.com for more information.

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